UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2014

Kaanapali Land, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	#0-50273 (Commission File Number)	01-0731997 (IRS Employer Identification No.)

900 N. Michigan Ave., Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 312-915-1987

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On August 19, 2014, Pacific Trail Holdings, LLC, the sole manager of Kaanapali Land, LLC (the “Company”) approved the dismissal of McGladrey LLP, (“McGladrey”), as the Company’s Independent Registered Public Accounting firm. To date McGladrey has not issued any opinion with respect to any financial statements of the Company.

Through the date of the dismissal, there were no disagreements between the Company and McGladrey concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved in McGladrey’s satisfaction, would have caused McGladrey to make reference to the subject matter of the disagreements in connection with their reports.

McGladrey has informed the Company that they were unable to obtain audit evidence to support the accounting for certain recorded contingent liabilities.

The Company provided McGladrey with a copy of this Form 8-K and requested from McGladrey a letter addressed to the Securities and Exchange Commission stating whether McGladrey agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of McGladrey’s letter dated August 22, 2014 is attached as Exhibit 16.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following document is filed as exhibit to this Report.

	16.1	Letter dated August 22, 2014 addressed to the Securities and Exchange Commission from McGladrey, LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Kaanapali Land, LLC

August 25, 2014	By:	/s/ Gailen J. Hull
Gailen J. Hull
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter dated August 22, 2014 addressed to the Securities and Exchange Commission from McGladrey LLP.

4